UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2021

Colony Credit Real Estate, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38377	38-4046290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	CLNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2021, Colony Credit Real Estate, Inc. (the “Company”) entered into a termination agreement (the “Termination Agreement”) with its external manager, CLNC Manager, LLC (the “Manager”) and Colony Capital Investment Advisors, LLC, each of which is a subsidiary of Colony Capital, Inc. (“Colony Capital”), and Credit RE Operating Company, LLC (“Credit RE”), a subsidiary of the Company, which provides for the termination of the amended and restated management agreement, dated November 6, 2019, by and among the Company, the Manager and Credit RE (the “Management Agreement”). Upon the closing of the termination transaction, the Company will cease to be externally managed (the “Internalization”) and will no longer pay management or incentive fees to the Manager for any post-closing period. The consummation of the Internalization, which is subject to certain customary closing conditions, is expected to occur in the second quarter of 2021.

The Company’s executive team is expected to remain unchanged following the Internalization. Members of the Company’s executive team currently employed by the Manager will be offered employment by the Company upon the closing of the Internalization, including Michael J. Mazzei, Chief Executive Officer and President; Andrew E. Witt, Chief Operating Officer; Frank V. Saracino, Chief Financial Officer, Chief Accounting Officer and Treasurer; and David A. Palamé, General Counsel and Secretary. In connection with the Internalization, Colony Capital will cease to have affiliated representatives on the Company’s board of directors (the “Board”) when their terms expire at the Company’s upcoming annual shareholders meeting in May 2021.

Termination Agreement

Pursuant to the Termination Agreement, upon closing of the Internalization, the Company will pay the Manager a one-time termination fee of $102.3 million, in cash.

The parties’ obligation to consummate the transactions contemplated by the Termination Agreement is subject to certain closing conditions, including: (a) the accuracy of representations and warranties of each party, (b) the absence of certain legal impediments to the consummation of the transaction, and (c) all closing deliverables (including certain third-party consents) required by each of the parties being delivered to the other party.

The parties may terminate the Termination Agreement (a) by mutual written consent, (b) if a governmental authority has prohibited the transaction, (c) if closing has not occurred by July 6, 2021 and (d) in the event of a material uncured breach by the other party.

In connection with the closing of the Internalization and pursuant to the Termination Agreement, the Company is also expected to terminate its trademark license agreement, dated January 31, 2018, entered into by a Company subsidiary with certain affiliates of Colony Capital, pursuant to which CLNY OP and Colony Capital granted the Company a non-exclusive, royalty-free license to use the name and trademark “Colony” and the logo for Colony Capital (the “License Agreement”). Shortly after the closing of the Internalization, the Company expects to begin operating under a new name.

Stockholders Agreement

In connection with the closing, the Company and Colony Capital Operating Company, LLC (“Colony OP”), a subsidiary of Colony Capital, which beneficially owns approximately 36.1% of the outstanding shares of common stock of the Company, have agreed to enter into an amended and restated stockholders agreement (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, for so long as Colony OP and certain of its affiliates beneficially own at least 10% of the outstanding shares of common stock of the Company, Colony OP and its affiliates will be obligated to vote their shares in favor of the director nominees recommended by the Board, against any director nominees not recommended by the Board and against removal of any then-incumbent directors, in each case at any meeting of the Company’s stockholders that occurs prior to the 2023 annual meeting of stockholders.

In addition, until the earlier of (x) December 31, 2022 and (y) the date on which the Company’s stockholders are first permitted pursuant to the advance notice provisions of the Company’s bylaws to submit proposals to be included in the Company’s proxy statement relating to the 2023 annual meeting, Colony Capital and its controlled affiliates will be subject to customary standstill restrictions, including an obligation not to initiate or make shareholder proposals, nominate directors, or participate in proxy solicitations.

Colony OP and its affiliates will also be prohibited from, directly or indirectly, acquiring beneficial ownership of any outstanding equity securities of the Company or Credit RE or any options, warrants, rights to acquire, or securities convertible into or exchangeable for, equity securities of the Company or Credit RE or any voting rights in respect thereof.

Transition Services Agreement

In connection with the closing, certain affiliates of each of the Company and the Manager are also expected to enter into a transition services agreement (the “TSA”) to facilitate an orderly internalization transition of the Company’s management of its operations and, in addition, the Company will provide affiliates of the Manager with certain limited transition services.

The terms of the agreements described under this Item 1.01, and the transactions contemplated thereby, were negotiated and unanimously approved by a committee of independent members of the Board (the “Special Committee”), comprised solely of Catherine D. Rice, Vernon B. Schwartz, John E. Westerfield and Winston W. Wilson, all of whom are independent and disinterested members of the Board. The Special Committee was formed in October 2019 to explore strategic alternatives, including a possible internalization of the Company’s management. Additional information regarding the Special Committee is more fully described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 24, 2021 (the “Proxy Statement”) under the heading “Information About our Board of Directors and its Committees – Special Committee,” which information is incorporated by reference in this Item 1.01.

The foregoing descriptions of the Termination Agreement, the Stockholders Agreement, the TSA and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Termination Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein. The Termination Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties thereto or any of their respective businesses. Each of the Management Agreement, the License Agreement and the relationship between the Company and Colony Capital is more fully described in the Proxy Statement under the heading “Certain Relationships and Related Transactions,” which information is incorporated by reference in this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 with respect to the termination of each of the Management Agreement and the License Agreement is incorporated by reference into this Item 1.02.

Item 8.01 Other Events.

The Company issued a press release on April 5, 2021 announcing that it had entered into the Termination Agreement. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements.

This Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the conditions to closing the Internalization will not be satisfied in a timely manner or at all; operating costs and business disruption from the Internalization may be greater than expected, which could reduce the potential cost savings anticipated in the Internalization; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19); or the ability to realize efficiencies as well as anticipated strategic and financial benefits of the Internalization. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as in Colony Credit Real Estate’s other filings with the U.S. Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of COVID-19.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this Form 8-K. Colony Credit Real Estate is under no duty to update any of these forward-looking statements after the date of this Form 8-K, nor to conform prior statements to actual results or revised expectations, and Colony Credit Real Estate does not intend to do so.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1*	Termination Agreement, dated April 4, 2021, by and among Colony Credit Real Estate, Inc., Credit RE Operating Company, LLC, CLNC Manager, LLC, and solely for the purposes of Section 8.15 thereof, Colony Capital Investment Advisors, LLC

99.1	Press Release, dated April 5, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2021		COLONY CREDIT REAL ESTATE, INC.

	By:	/s/ David A. Palamé
David A. Palamé
General Counsel & Secretary